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                                                                    EXHIBIT 10.8


                          SALE AND PURCHASE AGREEMENT
                              TRANSFER OF INTEREST


May 30, 2000

Alan Hansen (hereinafter referred to as "Hansen") whose address is 1605 15TH STREET, HUNTSVILLE, TEXAS 77340 and Cyrus Limited, (Hereinafter referrd to as "Cyrus") whose address is 10159 EAST 11TH STREET #415, TULSA, OKLAHOMA 74128, hereby agree as follows:

     Whereas "Hansen" is the benefactor, assignee, and owner of all of the terms and conditions, responsibilities, and obligations defined in a certain agreement dated May 30, 2000 Titled "CITIZEN'S LETTER OF INTENT," attached hereto, and made part of this Agreement.

     1. Hansen hereby conveys 100% working interest to "Cyrus" (BEFORE PAY-OUT) HEREIN DEFINED AS THE PERIOD OF TIME PRIOR TO "CYRUS" RECOVERING 100% OF THE CONSTRUCTION AND START UP EXPENSES OF APPROXIMATELY $175,0000 FROM THE SALE OF NATURAL GAS LIQUIDS REVENUE GENERATED BY THE LIQUIDS PLANT.

     2. "Cyrus" will receive 100% of the net (after operating expense) revenues generated from the sale of the extracted liquids until pay out.

     3. After Pay-Out "Citizen's" Receives 50% of the net (after operating expense) revenues from the sale of liquids, "Cyrus" receives 25% of the revenues from the sale of liquids, and "Hansen" receives 25% of the revenues from the sales of the Liquids Plant for the life of the facility, and or until it is considered uneconomical to continue operations.

Agreed and understood this 30TH day of May, 2000.
                           ----


CYRUS LTD

/s/  BEN CAMPBELL
-----------------------------------
BY:  Ben Campbell      Buyer


/s/  ALAN L. HANSEN
-----------------------------------
     Alan L. Hansen    Seller